EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Brookfield Real Assets Income Fund Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Brookfield Real Assets Income Fund Inc. for the period ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brookfield Real Assets Income Fund Inc. for the stated period.

/s/ Brian F. Hurley		/s/ Casey P. Tushaus
Brian F. Hurley		Casey P. Tushaus
President/Principal Executive Officer/President Brookfield Real Assets Income Fund Inc.		Treasurer/Principal Financial Officer Brookfield Real Assets Income Fund Inc.

Dated:	September 15, 2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brookfield Real Assets Income Fund Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.